Exhibit 99.1

Company Contact:	Lankford Wade
Vice President
HealthSpring, Inc.
(615) 236-6200
HealthSpring, Inc. Reports 2007 Fourth Quarter and Full Year Results
NASHVILLE, Tenn. (February 13, 2008) — HealthSpring, Inc. (NYSE:HS) today announced its results for the fourth quarter and year ended December 31, 2007. Highlights included:
•	Net income of $26.2 million, or $0.46 per diluted share, compared with $20.1 million, or $0.35 per diluted share, in the 2006 fourth quarter.

•	Full year diluted EPS of $1.51, compared with $1.44 for 2006.

•	Medicare Advantage membership of 153,197 at December 31, 2007, up 33.1% year over year. PDP membership of 139,212 at December 31, 2007, up 56.9% over the 2006 fourth quarter end.

•	Medicare premium revenue in the fourth quarter of $446.1 million, an increase of 49.4% over the 2006 fourth quarter.

•	Medicare premium revenue for the year of $1.5 billion, an increase of 28.7% over 2006.
Commenting on 2007 results, Herb Fritch, Chairman, President, and Chief Executive Officer, said, “We have responded to the challenges of 2007 and have strong positive momentum entering 2008. The acquisition in October of Leon Medical Health Centers Health Plans gave us an immediately profitable presence in the important South Florida Medicare market. We continued throughout the year to seek stronger physician engagements, particularly in our Tennessee and Alabama markets. And, our LivingWell Health Centers began to deliver anticipated benefits to our operations, demonstrating positive impacts on quality of care, member retention, and members’ risk scores.”
Fourth Quarter Results
($in thousands)

	Three Months Ended
	December 31,		Percent
	2007	2006	Change
Medicare premium revenue	$446,095	$298,549	49.4%
Total revenue	468,476	335,670	39.6
Medicare medical expense	348,533	229,645	51.8
Total medical expense	358,261	253,858	41.1
EBITDA (1)	55,456	33,328	66.4
Net income	26,203	20,101	30.4
Net income per common share — diluted	0.46	0.35	31.4

(1)	See “Supplemental Information” below and the accompanying reconciliation of non-GAAP measures to GAAP measures.
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HS Reports Fourth Quarter, Year-end Results

February 13, 2008
Fourth Quarter Operating Highlights
Revenue
•	Medicare Advantage (including MA-PD) premiums were $417.4 million for the 2007 fourth quarter, reflecting an increase of 51.9% over the 2006 fourth quarter. The higher premiums in the 2007 fourth quarter were attributable to increases in both membership and per member per month, or PMPM, premium rates. Estimated retroactive risk adjustment premiums recorded in the 2007 fourth quarter of $23.0 million (of which $17.1 million related to previous quarters in 2007) resulted in a favorable after-tax impact on net income of $11.3 million, or $0.20 per diluted share. By comparison, retroactive risk adjustment premiums of $5.7 million recorded in the 2006 fourth quarter resulted in a favorable after-tax impact of $3.2 million, or $0.06 per diluted share. Results for the 2007 fourth quarter also included the operations of Leon Medical Centers Health Plans (“LMC Health Plans”) from October 1, 2007, the date on which the Company acquired the LMC Health Plans.

•	PDP premium revenue was $28.7 million for the 2007 fourth quarter an increase of 20.4% compared with the 2006 fourth quarter.

•	Commercial premiums were $10.4 million for the 2007 fourth quarter, compared with $26.4 million in the 2006 fourth quarter.
Medical Expense
•	Medicare Advantage medical loss ratio (MLR) was 78.1% for the 2007 fourth quarter, compared with 79.6% for the prior year’s fourth quarter. The 2007 fourth quarter MLR includes the impact of the retroactive risk adjustment premiums and the costs of the related risk-sharing arrangements as discussed herein. See “Supplemental Information” Note 1 herein for the calculation of MLR on an adjusted basis to reflect the risk adjustment premiums in the period in which the initial premium revenue was recorded.

•	PDP MLR was 78.7% for the 2007 fourth quarter and 45.8% for the 2006 fourth quarter.

•	Commercial MLR was 93.3% for the 2007 fourth quarter compared with 91.8% for the prior-year fourth quarter and 76.7% for the 2007 third quarter.
Selling General & Adminstrative (SG&A)
•	SG&A expense represented 11.7% of total revenue in the 2007 fourth quarter compared with 14.5% for the prior year’s fourth quarter. Excluding SG&A for the LMC Health Plans, SG&A expense for the fourth quarter of 2007 was higher than anticipated, representing 13.1% of total revenue compared with 11.0% in the third quarter of 2007. SG&A for the fourth quarter was negatively affected primarily by overall higher personnel and related costs and greater-than-anticipated expenses for printing and mailing, legal, and consulting services.

•	SG&A expense in the 2007 fourth quarter increased $6.3 million, or 13.0% over the 2006 fourth quarter, the majority of which relates to the inclusion of SG&A for the LMC Health Plans in the 2007 fourth quarter.
Depreciation and Amortization
•	Depreciation and amortization expense in the 2007 fourth quarter increased $4.6 million over the 2006 fourth quarter, the majority of which relates to the amortization of intangible assets identified in the acquisition of the LMC Health Plans in the 2007 fourth quarter.
Interest Expense
•	Interest expense in the 2007 fourth quarter increased $7.0 million over the 2006 fourth quarter, as a result of the interest incurred on the $300 million term credit facility into which the Company entered during the fourth quarter of 2007 in conjunction with the acquisition of the LMC Health Plans.
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HS Reports Fourth Quarter, Year-end Results

February 13, 2008
Full Year Results
($ in thousands)

	Year Ended
	December 31,		Percent
	2007	2006	Change
Medicare premium revenue	$1,479,576	$1,149,844	28.7%
Total revenue	1,574,768	1,308,956	20.3
Medicare medical expense	1,187,331	900,358	31.9
Total medical expense	1,225,993	1,008,526	21.6
Adjusted EBITDA (1)	162,978	143,496	13.6
Net income	86,460	80,836	7.0
Net income available to common stockholders (2)	86,460	78,815	9.7
Net income per common share – diluted (2)	1.51	1.44	4.9

(1)	See “Supplemental Information” below and the accompanying reconciliation of non-GAAP measures to GAAP measures.

(2)	Net income available to common stockholders is used in the calculation of earnings per share.
Full-Year 2007 Operating Highlights
•	Medicare Advantage premiums were $1.4 billion for 2007, reflecting an increase of 30.1% over the prior year. The 2007 premiums include both the final retroactive risk adjustment payment for 2006, recorded in the second quarter of 2007, and the estimated final retroactive risk adjustment payment for 2007, recorded in the fourth quarter of 2007. PDP premiums were $116.0 million, reflecting an increase of 14.4% over the prior year.

•	Medicare premiums (including premiums related to Part D) represented 96.9% of total premium revenue and 94.0% of total revenue for 2007.

•	Fee and investment income for the year was $48.5 million, an increase of 25.7% over 2006. The increase was primarily due to the increase in investment income that resulted from higher average invested cash and investment amounts in 2007 compared with 2006.

•	Medicare Advantage MLR was 79.7% for 2007 compared with 78.8% for the prior year. The 2007 MLR includes the impact of the risk adjustment payments and the costs of the related risk-sharing arrangements, as described herein. See “Supplemental Information” Note 1 herein for the calculation of MLR on an adjusted basis.

•	The Company’s PDP MLR was 86.3% for 2007 and 73.4% for 2006. The deterioration in PDP MLR was primarily the result of lower PDP PMPM revenue in the current year and the negative impact from the final settlement for the 2006 plan year in the 2007 third quarter.
Balance Sheet Highlights
•	At December 31, 2007, the Company’s cash and cash equivalents were $324.1 million, $36.2 million of which was held at unregulated subsidiaries.

•	Total debt outstanding was $296.3 million at December 31, 2007. In the fourth quarter of 2007 the Company entered into a $300 million term credit facility and a $100 million revolving credit facility in conjunction with the acquisition of the LMC Health Plans. There were no borrowings outstanding under the Company’s revolving credit facility at December 31, 2007. There was no outstanding debt at September 30, 2007, or December 31, 2006.

•	Days in claims payable were 39 at the end of 2007 compared with 44 at the end of 2006. Of the five-day decline, three days are attributable to the acquisition of the LMC Health Plans in 2007.
Outlook
•	The Company reaffirms its prior 2008 financial and operating guidance and continues to project diluted earnings per share of $1.75-$1.90 for 2008.
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HS Reports Fourth Quarter, Year-end Results

February 13, 2008
Conference Call
A live audio webcast of the conference call regarding fourth quarter and year-end results and other recent developments, will begin at 10:00 a.m. ET on Thursday, February 14, 2008. The public may access the conference call through HealthSpring’s website, www.healthspring.com, under the Investor Relations tab. The conference call can also be accessed by dialing (913) 312-0652, confirmation number 2417417. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for 30 days.
About HealthSpring
HealthSpring is based in Nashville, Tenn., and is one of the country’s largest coordinated care plans whose primary focus is the Medicare Advantage market. HealthSpring currently owns and operates Medicare Advantage plans in Alabama, Florida, Illinois, Mississippi, Tennessee and Texas and also offers a national stand-alone Medicare prescription drug plan. For more information, visit www.healthspring.com.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this release that are not historical fact are forward-looking statements, which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. Such statements include statements regarding explanations for medical cost trends, Medicare-commercial premium revenue mix, estimates of retroactive risk rate adjustments, and earnings, membership, and MLR guidance. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.
The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: changes in membership enrollment and dis-enrollment patterns; changes in utilization; changes in medical and prescription drug cost trends; the Company’s ability to accurately estimate CMS retroactive risk adjustments to Medicare rates; increasing competition and potential confusion in the marketplace regarding other MA, MA-PD, PDP, and PFFS plan offerings; the Company’s ability to accurately estimate incurred but not reported medical claims; challenges to integrating LMC Health Plans and the Company’s lack of experience in South Florida; negotiation of acceptable contracts with physicians, hospitals, and other providers; contractual disputes with providers; increases in costs or liabilities associated with litigation; legislative and regulatory actions or changes, including changes in Medicare funding; costs associated with compliance with regulatory mandates; management changes; and changes in tax estimates, assets, or liabilities and valuation allowances related thereto. The foregoing list of factors is not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. - Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in the Company’s Quarterly Reports on Form 10-Q. Any projections or other forward-looking information in this release are based on limited information currently available to HealthSpring, which is subject to change. Although any such projections and forward-looking information and the factors influencing them will likely change, HealthSpring will not necessarily update the information except as required by law, as HealthSpring will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.
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HS Reports Fourth Quarter, Year-end Results

February 13, 2008
Supplemental Information
1. Non-GAAP Measures
The Company believes that the non-GAAP measures used in this release, when presented in conjunction with comparable GAAP measures, are useful to both management and investors in analyzing financial and business trends regarding the Company’s ongoing business and operating performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP.
(A) The Company uses EBITDA, or earnings before interest, taxes, depreciation and amortization, and impairment of intangible assets, to assess business performance among its health plans and related management companies.
The following table provides a reconciliation of Adjusted EBITDA as used in this release to net income calculated in accordance with GAAP:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2007	2006	2007	2006
Net income	$26,203	$20,101	$86,460	$80,836
Plus: income tax expense	14,775	10,362	48,295	43,811
Plus: interest expense	7,109	119	7,466	8,695
Plus: depreciation and amortization	7,369	2,746	16,220	10,154
Plus: impairment of intangible assets	—	—	4,537	—

Adjusted EBITDA	$55,456	$33,328	$162,978	$143,496

(B) The following schedule includes medical loss ratio statistics as adjusted for the following items:
•	Adjustments to allocate final risk-adjustment payment accruals from the quarter recognized as if it had been recorded in the respective quarters in which the initial premiums were received. The Company recognizes final risk-adjustment payments when estimable, which, in periods prior to the 2007 fourth quarter, was when the Company received notification of the amount from CMS. Medical costs related to the portion of the risk payments paid to providers pursuant to risk-sharing arrangements have been allocated in a similar manner. The portion of the 2007 estimated final payment accrual and related risk-sharing costs (recorded in December 2007), which relates to prior quarters, has been allocated to the first three quarters of 2007. The 2006 final payment accrual and related risk-sharing costs (recorded in June 2007), have been allocated to the applicable quarters of 2006. The 2006 results have been adjusted to exclude the 2005 final payment accrual and related risk-sharing costs (recorded in December 2006).

•	Adjustments to reflect the allocation of the initial CMS risk-adjustment payment, received and recognized in the third quarter of 2006, as if it had been recorded in the first two quarters of 2006.
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HS Reports Fourth Quarter, Year-end Results

February 13, 2008
Because the Company did not estimate and accrue for the risk adjustment payments in the manner assumed in the pro-forma table, this pro-forma presentation is different from historical GAAP presentation. Medicare Advantage premiums and medical costs include amounts for both MA-only and MA-PD.

	For the Quarter Ended				Fiscal
	March 31,	June 30,	Sept. 30,	Dec. 31,	Year
(Unaudited, $ in Millions)	2007	2007	2007	2007	2007
Medicare Advantage Premiums	$298.8	$332.1	$315.3	$417.4	$1,363.6

Pro-forma adjustments:
2007 CMS Final Risk Adjustment Payment	5.5	5.8	5.8	(17.1)	—
2006 CMS Final Risk Adjustment Payment	—	(14.8)	—	—	(14.8)

Medical Advantage Premiums – as adjusted	$304.3	$323.1	$321.1	$400.3	$1,348.8

Medicare Advantage Medical Cost	$242.6	$260.3	$258.3	$326.0	$1,087.2

Pro-forma adjustments:
2007 CMS Final Risk Adjustment Payment	1.2	1.3	1.3	(3.8)	—
2006 CMS Final Risk Adjustment Payment	—	(3.5)	—	—	(3.5)

Medicare Advantage Medical Costs – as adjusted	$243.8	$258.1	$259.6	$322.2	$1,083.7

Medical Loss Ratios (MLRs):
Total Medical Costs – as reported	81.2%	78.4%	81.9%	78.1%	79.7%
Total Medical Costs – as adjusted	80.1%	79.9%	80.9%	80.5%	80.3%

	For the Quarter Ended				Fiscal
	March 31,	June 30,	Sept. 30,	Dec. 31,	Year
(Unaudited, $ in Millions)	2006	2006	2006	2006	2006
Medicare Advantage Premiums	$239.6	$254.4	$279.7	$274.8	$1,048.5

Pro-forma adjustments:
2006 CMS Final Risk Adjustment Payment	3.5	3.6	3.8	3.9	14.8
2005 CMS Final Risk Adjustment Payment	—	—	—	(5.7)	(5.7)
2006 CMS Initial Risk Adjustment Payment	6.1	6.2	(12.3)	—	—

Medical Advantage Premiums – as adjusted	$249.2	$264.2	$271.2	$273.0	$1,057.6

Medicare Advantage Medical Cost	$189.9	$202.1	$215.1	$218.8	$825.9

Pro-forma adjustments:
2006 CMS Final Risk Adjustment Payment	0.8	0.9	0.9	0.9	3.5
2005 CMS Final Risk Adjustment Payment	—	—	—	(0.9)	(0.9)
2006 CMS Initial Risk Adjustment Payment	1.1	1.1	(2.2)	—	—

Medicare Advantage Medical Costs – as adjusted	$191.8	$204.1	$213.8	$218.8	$828.5

Medical Loss Ratios (MLRs):
Total Medical Costs – as reported	79.3%	79.4%	76.9%	79.6%	78.8%
Total Medical Costs – as adjusted	77.0%	77.3%	78.8%	80.1%	78.3%
2. Membership

	Dec. 31,	Dec. 31,	Percent
	2007	2006	Change
Medicare Advantage Membership:
Tennessee	50,510	46,261	9.2%
Texas	36,661	34,638	5.8
Alabama	30,600	27,307	12.1
Florida(1)	25,946	—	n/a
Illinois	8,639	6,284	37.5
Mississippi	841	642	31.0

Total	153,197	115,132	33.1%

PDP Membership:	139,212	88,753	56.9%

Commercial Membership:
Tennessee	11,046	29,341	(62.4)%
Alabama	755	2,629	(71.3)

Total	11,801	31,970	(63.1)%

(1)	We acquired the Leon Medical Centers Health Plans on October 1, 2007. As of the acquisition date the health plan had approximately 25,800 members.
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HS Reports Fourth Quarter, Year-end Results

February 13, 2008
January 2008 Membership:
MA membership for January 2008 was 151,671.
PDP membership at January 1, 2008 increased to approximately 254,000 as a result of additional auto-assigned members to the Company’s national Part D Plan.
Commercial membership for January 2008 was 3,418.
3. Reconciliation of Medical Claims Payable
The following table provides a reconciliation of changes in the medical claims liability for HealthSpring for the years ended December 31, 2007 and 2006, and the combined ten-month period ended December 31, 2005 and the Predecessor for the two-month period ended February 28, 2005.

	Year Ended December 31,
(Unaudited, $ in thousands)	2007	2006	2005
			(combined)
Balance at beginning of period	$122,778	$82,645	$53,187

Acquisition of LMC Health Plans	16,588	—	—

Incurred related to:
Current period	1,245,271	1,017,100	665,407
Prior period	(19,278)	(8,574)	(5,228)

Total incurred	1,225,993	1,008,526	660,179

Paid related to:
Current period	1,108,949	894,684	582,944
Prior period	101,900	73,709	47,777

Total paid	1,210,849	968,393	630,721

Balance at the end of the period	$154,510	$122,778	$82,645

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HS Reports Fourth Quarter, Year-end Results

February 13, 2008
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Information
(in thousands)
(Unaudited)

	December 31,
	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$324,090	$338,443
Accounts receivable, net of allowance for doubtful accounts	59,027	17,588
Investment securities available for sale	24,746	7,874
Investment securities held to maturity	16,594	10,566
Deferred income tax asset	2,295	3,644
Prepaid expenses and other assets	4,913	4,047

Total current assets	431,665	382,162
Long-term investment securities available for sale	39,905	—
Long-term Investment securities held to maturity	10,105	19,560
Property and equipment, net	24,116	8,831
Goodwill	588,001	341,619
Intangible assets, net	235,893	81,175
Restricted assets	10,095	7,195
Other	11,293	2,103

Total assets	$1,351,073	$842,645

Liabilities and Stockholders’ Equity
Current Liabilities:
Medical claims liability	$154,510	$122,778
Accounts payable, accrued expenses and other	23,697	26,048
Funds held for the benefit of members	82,231	62,125
Risk corridor payable to CMS	22,363	27,587
Current portion of long-term debt	18,750	—

Total current liabilities	301,551	238,538
Deferred tax liability	90,552	28,444
Long-term debt, less current portion	277,500	—
Other long-term liabilities	10,115	381

Total liabilities	679,718	267,363

Stockholders’ Equity:
Common stock	576	575
Additional paid in capital	494,626	485,002
Retained earnings	176,218	89,758
Treasury stock	(65)	(53)

Total stockholders’ equity	671,355	575,282

Total liabilities and stockholders’ equity	$1,351,073	$842,645

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HS Reports Fourth Quarter, Year-end Results

February 13, 2008
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Income Information
(in thousands, except share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue:
Premium:
Medicare	$446,095	$298,549	$1,479,576	$1,149,844
Commercial	10,423	26,381	46,648	120,504

Total premium revenue	456,518	324,930	1,526,224	1,270,348
Management and fee revenue	5,987	6,692	24,601	26,688
Investment income	5,971	4,048	23,943	11,920

Total revenue	468,476	335,670	1,574,768	1,308,956

Operating Expenses:
Medical Expense:
Medicare expense	348,533	229,645	1,187,331	900,358
Commercial expense	9,728	24,213	38,662	108,168

Total medical expenses	358,261	253,858	1,225,993	1,008,526
Selling, general and administrative	54,840	48,530	186,154	156,940
Depreciation and amortization	7,369	2,746	16,220	10,154
Impairment of intangible assets	—	—	4,537	—
Interest expense	7,109	119	7,466	8,695

Total operating expenses	427,579	305,253	1,440,370	1,184,315

Income before equity in earnings of unconsolidated affiliate, minority interest and income taxes	40,897	30,417	134,398	124,641
Equity in earnings of unconsolidated affiliate	81	46	357	309

Income before minority interest and income taxes	40,978	30,463	134,755	124,950
Minority interest	—	—	—	(303)

Income before income taxes	40,978	30,463	134,755	124,647
Income taxes	(14,775)	(10,362)	(48,295)	(43,811)

Net income	26,203	20,101	86,460	80,836
Preferred dividends	—	—	—	(2,021)

Net income available to common stockholders	$26,203	$20,101	$86,460	$78,815

Net Income per common share:
Basic	$0.46	$0.35	$1.51	$1.44

Diluted	$0.46	$0.35	$1.51	$1.44

Weighted average common shares outstanding:
Basic	57,262,303	57,217,796	57,249,252	54,617,744

Diluted	57,359,389	57,321,999	57,348,196	54,720,373

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HS Reports Fourth Quarter, Year-end Results

February 13, 2008
HealthSpring, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flow Information
(in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$26,203	$20,101	$86,460	$80,836
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,369	2,746	16,220	10,154
Impairment of intangible assets	—	—	4,537	—
Amortization of deferred financing cost	601	47	752	242
Equity in earnings of unconsolidated affiliate	(81)	(46)	(357)	(309)
Minority interest	—	—	—	303
Paid in kind (PIK) interest	—	—	—	116
Stock-based compensation	2,518	1,918	8,601	5,650
Deferred tax (benefit) expense	(519)	1,404	(2,561)	796
Write off of deferred financing cost	651	—	651	5,375
Changes in operating assets and liabilities excluding the effects of acquisitions:
Accounts receivable	(22,050)	11,876	(41,428)	(10,340)
Prepaid expenses and other current assets	1,388	(1,125)	(513)	(899)
Medical claims payable	19,313	15,403	15,472	40,133
Accounts payable, accrued expenses and other current liabilities	1,575	5,576	(6,948)	8,214
Risk corridor payable to CMS	(21,575)	11,409	(5,224)	27,587
Deferred revenue	(349)	(138)	(62)	(301)
Other long-term liabilities	2,798	206	4,594	64

Net cash provided by operating activities	17,842	69,377	80,194	167,621

Cash flows from investing activities:
Purchase of property and equipment	(7,578)	(3,619)	(19,722)	(7,063)
Acquisitions, net of cash acquired	(304,452)	—	(316,452)	—
Purchase of investment securities	(14,547)	(2,034)	(83,966)	(10,368)
Maturity of investment securities	3,382	6,004	30,616	18,283
Purchase/maturities of restricted investments	(1,650)	15	(2,517)	(1,543)
Distributions from affiliates	141	129	357	355

Net cash (used in) provided by investing activities	(324,704)	495	(391,684)	(336)

Cash flows from financing activities:
Funds (paid) received for the benefit of members	(64,852)	1,510	10,488	62,125
Proceeds from the issuance of debt	300,000	—	300,000	—
Payments on borrowings	(3,750)	—	(3,750)	(188,642)
Proceeds from issuance of common stock	19	—	1,021	188,535
Purchase of treasury stock	—	—	(12)	(13)
Deferred financing cost	(10,293)	—	(10,610)	(932)

Net cash provided by financing activities	221,124	1,510	297,137	61,073

Net (decrease) increase in cash and cash equivalents	(85,738)	71,382	(14,353)	228,358

Cash and cash equivalents at beginning of period	409,828	267,061	338,443	110,085

Cash and cash equivalents at end of period	$324,090	$338,443	$324,090	$338,443

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